Exhibit 99.1
UDR Announces Pricing of Common Stock Offering
Company Release — [09/08/2010 6:01 MT]
DENVER—(BUSINESS WIRE)—
UDR, Inc. (NYSE: UDR) today announced the pricing of a public offering of 16,000,000 shares of its common stock at a price of $20.35 per share, for net proceeds of approximately $312.1 million after underwriting discounts and commissions and estimated offering expenses (or approximately $359.0 million if the underwriters’ overallotment option is exercised in full). UDR has granted the underwriters a 30-day option to purchase up to an additional 2,400,000 shares of common stock to cover overallotments, if any. The offering is expected to close on September 13, 2010, subject to customary closing conditions. All of the shares of common stock were offered by the Company and will be issued under a currently effective shelf registration statement filed with the Securities and Exchange Commission.
The Company expects to use the net proceeds from the offering to fund potential and recent acquisitions, to pay down certain of our debt and for general corporate purposes.
BofA Merrill Lynch and Wells Fargo Securities served as joint book-running managers for the offering. A preliminary prospectus supplement related to the public offering has been filed with the Securities and Exchange Commission and a final prospectus supplement will be made available. Copies of the preliminary prospectus supplement and final prospectus supplement, when available, may be obtained from BofA Merrill Lynch, 4 World Financial Center, New York, New York 10080, Attn: Prospectus Department or email dg.prospectus_requests@baml.com or Wells Fargo Securities, LLC, Attn: Equity Syndicate Department, 375 Park Avenue, New York, NY 10152, telephone: 1.800.326.5897 or email: equity.syndicate@wellsfargo.com.
This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or other jurisdiction in which the offer, solicitation or sale would be unlawful prior to registration or qualification under the security laws of any state or other jurisdiction. The offering may be made only by means of a prospectus and related prospectus supplement.
About UDR, Inc.
UDR, Inc. (NYSE: UDR), an S&P 400 company, is a leading multifamily real estate investment trust with a demonstrated performance history of delivering superior and dependable returns by successfully managing, buying, selling, developing and redeveloping attractive real estate properties in targeted U.S. markets. As of June 30, 2010, UDR owned or had an ownership position in 51,823 apartment homes including 748 homes under development. For over 38 years, UDR has delivered long-term value to shareholders, the best standard of service to residents, and the highest quality experience for associates. Additional information can be found on the Company’s website at www.udr.com.
Certain statements made in this press release may constitute “forward-looking statements.” The words “expect,” “intend,” “believe,” “anticipate,” “likely,” “will” and similar expressions generally identify forward-looking statements. These forward-looking statements are subject to risks and uncertainties which can cause actual results to differ materially from those currently anticipated, due to a number of factors, which include, but are not limited to, unfavorable changes in the apartment market, changing economic conditions, the impact of inflation/deflation on rental rates and property operating expenses, expectations concerning availability of capital and the stabilization of the capital markets, the impact of competition and competitive pricing, acquisitions, developments and redevelopments not achieving anticipated results, delays in completing developments, redevelopments and lease-ups on schedule, expectations on job growth, home affordability and demand/supply ratio for multifamily housing, expectations concerning development and redevelopment activities, expectations on occupancy levels, expectations concerning the Vitruvian ParkSM development, expectations that automation will help grow net operating income, expectations on annualized net operating income and other risk factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time, including the Company’s Annual Report on Form 10-K and the Company’s Quarterly Reports on Form 10-Q. Actual results may differ materially from those described in the forward-looking statements. These forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this presentation, and the Company expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein, to reflect any change in the Company’s expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based, except to the extent otherwise required by law.
Source: UDR, Inc.
Contact: UDR, Inc.
H. Andrew Cantor, UDR, Inc.
acantor@udr.com
720-283-6083